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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (date of earliest event reported): DECEMBER 22, 2000

                       FNB FINANCIAL SERVICES CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



       NORTH CAROLINA                     0-13086               56-1382275
----------------------------            ------------         -------------------
(State or other jurisdiction            (Commission            (IRS Employer
     of incorporation)                  File Number)         Identification No.)




                              202 SOUTH MAIN STREET
                        REIDSVILLE, NORTH CAROLINA 27320
                    ----------------------------------------
                    (Address of principal executive offices)



Registrant's telephone number, including area code:  (336) 342-3346


                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS

        On December 22, 2000, FNB Financial Services Corporation (the "Registrant") announced that it plans to take a provision for loan losses expense totaling approximately $1.2 million during the fourth quarter of 2000. The principal purpose for incurring this expense is to increase the Registrant's allowance for loan losses to approximately 1.25% of outstanding loans. The provision results from the Registrant's continuing evaluation of its loan portfolio in light of a slowing economy. In addition, the Registrant expects to record higher non-interest expenses in the fourth quarter of 2000 due to various one-time period expenses incurred with respect to the consolidation of its two bank subsidiaries. A copy of the press release announcing the Registrant's plans is attached hereto as Exhibit 99 and incorporated herein.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FNB Financial Services Corporation


Date: December 22, 2000                 By:   /s/ Michael. W. Shelton
                                           -------------------------------------
                                              Michael W. Shelton, Vice President
                                              and Chief Financial Officer



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                                  EXHIBIT INDEX


        Exhibit No.        Description
        -----------        -----------

               99          Press Release of the Registrant distributed December
                           22, 2000



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